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                                                                EXHIBIT 99.18


                          REVISED EMPLOYEE BENEFIT AGREEMENT


    This Revised Employee Benefit Agreement is made this _____ day of April, 1996 between MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"), and __________________ (the "Employee").

    WHEREAS, the Employee has been employed by the Company or one of its subsidiaries (collectively, the "Employer"), has rendered valuable services to the Employer and has acquired an extensive background in and knowledge of the Employer's business;

    WHEREAS, the Company desires to induce the Employee to continue his services to the Employer, and the Employee desires to continue to provide services to the Employer;

    WHEREAS, the Company's Board of Directors on June 30, 1995 adopted the Key Employee Retention Incentive Plan (the "Original Plan") in order to provide certain incentives to the Employee to remain in the employ of the Employer during the next year;

    WHEREAS, pursuant to an "Agreement" between the Company and the Employee (the "Original Agreement"), Employee became a beneficiary under the Original Plan;

    WHEREAS, the Company's Board of Directors on April 10, 1996 adopted proposed modified benefits under the Original Plan (the "Modified Plan") to be elected (or not) by each Covered Employee in return for a waiver of any additional benefits under the Original Plan;

    WHEREAS, the Company on April 10, 1996 also approved that certain 1996 Retention Severance Pay Plan (the "Revised Severance Pay Plan");

    WHEREAS, in order to be eligible for benefits under the Revised Severance Pay Plan, an employee of the Company must elect to receive benefits under the Modified Plan, and waive all rights under the Original Plan;

    WHEREAS, Employee has elected to waive all further rights under the Original Plan and to become a beneficiary under the Modified Plan; and

    WHEREAS, the Company's Board of Directors on April 10, 1996 adopted amendments to a Key Employee Retention Incentive Plan (the "Modified Plan") originally approved by the Board of Directors on June 30,1995 (the "Original Plan");

    WHEREAS, Employee has been selected to be a beneficiary under the Modified Plan;

    WHEREAS, the Company on April 10, 1996 also approved a 1996 Retention Severance

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Pay Plan (the "Revised Severance Pay Plan"), with respect to which Employee is also a beneficiary; and

    WHEREAS, capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Modified Plan;

    NOW, THEREFORE, in consideration of the premises, the Company and the Employee agree as follows:


1. Subject to the vesting provisions set forth in Section 4.4 of the Modified Plan, the Company shall pay the Employee incentive compensation in cash equal to a) two times the First Payment, and b) an additional amount calculated by multiplying the First Payment by a factor, the numerator of which is the number of days after July 1, 1996 until the New Payment Date (which shall not exceed 92) and the denominator of which is 92. Such additional payment, in any event, will not be less than 25% of the first payment, The total minimum payment under a) and b) shall not be less than__________________, nor greater than __________________. Payment shall be made within 10 business days of the new payment date.

2. (a) Additionally, subject to the vesting rules set forth below, upon the effective date of any confirmed Chapter 11 plan of reorganization (the "Confirmation Date") with respect to the Company, the Company shall pay Employee a cash bonus of $_________________________.

    (b) Employee's right to receive the Additional Bonus shall vest on the Confirmation Date if Employee is employed by the Employer on such date; PROVIDED, HOWEVER, that if Employee suffers an Involuntary Termination of Employment (as defined in the Modified Plan) prior to the Confirmation Date, Employee's right to receive the Additional Bonus shall vest in such amount and shall become immediately payable.

3. Employee shall be a Covered Employee under the Revised Severance Pay Plan. Employee understands and hereby acknowledges that by executing this Agreement, Employee is waiving all rights to receive any benefit under the Morrison Knudsen Corporation Retention Severance Pay Plan adopted on or about June 30, 1995.

4. Employee understands and hereby acknowledges that by executing this Agreement, Employee is waiving all rights to receive any benefit (other than the already received First Payment) under the Original Plan (and the Original Agreement) to the extent Employee was a Covered Employee thereunder, and that, with respect to Employee, the Original Plan (and the Original Agreement) shall be of no further force or effect.

5. Except as expressly set forth herein, this Agreement shall not limit or otherwise affect the provisions of any other compensation, employment, retirement or other benefit programs

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    or agreements of the Employer to which the Employee is a party.

6. The Employee warrants and represents that he has read the Modified Plan and the Revised Severance Pay Plan and is fully familiar with all the terms and conditions of the Modified Plan and the Revised Severance Pay Plan and hereby agrees to be bound thereby.

7. Nothing in this Agreement, in the Modified Plan or the Revised Severance Pay Plan, or in the Employee's participation in the Modified Plan or the Revised Severance Pay Plan, shall confer on the Employee any right to or guarantee of continued employment by the Employer or in any way limit the right of the Employer to terminate the employment of the Employee at any time.

8. In the event this Agreement conflicts with any provisions of the Modified Plan, the terms of the Modified Plan or the Revised Severance Payment Plan shall control and the conflicting term in this Agreement shall be null and void.

9. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Idaho, without giving effect to the principles of conflicts of laws of such state.

    IN WITNESS WHEREOF, this Agreement is executed this _____ day of April, 1996.

WITNESS                                MORRISON KNUDSEN CORPORATION


_________________________________      ____________________________________
                                       By:  Stephen G. Hanks
                                       Its: Executive Vice President
                                            and Chief Legal Officer

_________________________________      ____________________________________
                                       ____________Employee

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